UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 6, 2023

EUROPEAN WAX CENTER, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40714	86-3150064
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5830 Granite Parkway, 3rd Floor Plano, Texas		75024
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (469) 264-8123

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.00001 per share	EWCZ	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 Results of Operations and Financial Condition.

On March 9, 2023, European Wax Center, Inc. issued the press release attached hereto as Exhibit 99.1 reporting its financial results for the year ended December 31, 2022.

All of the information included in Items 2.02 and 9.01 of this report and Exhibit 99.1 hereto is being furnished and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be incorporated by reference in any filing under the Securities Act of 1933, as amended or the Exchange Act, regardless of any general incorporation language in such filings, unless expressly incorporated by specific reference in such filing.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 9, 2023, the Company announced the appointment of Stacie Shirley, age 54, as Chief Financial Officer (“CFO”) of the Company effective March 27, 2023. In addition, the Company announced the promotion of David Willis as President of the Company, effective March 27, 2023. Mr. Willis will also retain his role as Chief Operating Officer. The Company’s board of directors (the “Board of Directors”) approved such actions on March 6, 2023.

Most recently, Ms. Shirley was the Chief Financial Officer of Keller Williams, where she led the finance, accounting, treasury, budgeting and forecasting, internal audit and M&A functions. From January 2016 through May 2021, she served as the Executive Vice President, Chief Financial Officer and Treasurer of Tuesday Morning Corporation. Ms. Shirley held various roles at the Neiman Marcus Group from 2002 to 2015, including Senior Vice President, Finance and Treasurer and Vice President, Finance. She received her B.B.A. in Accounting from Stephen F. Austin State University and is a certified public accountant.

The Board of Directors approved the grant of an equity award to Ms. Shirley in connection with her appointment as CFO, with a grant date fair value of $600,000. The award will be comprised of restricted stock units (“RSUs”) and non-qualified stock options under the Company’s 2021 Omnibus Incentive Plan. The grant of RSUs and options will be made on Ms. Shirley’s start date, March 27, 2023. The RSUs will vest in equal installments on each of the first three anniversaries beginning on the date of grant, and the options will be exercisable on the third anniversary beginning on the date of grant, with an expiration date of the tenth anniversary from the date of grant.

Ms. Shirley does not have any family relationships with any director, officer or person nominated or chosen by the Company to become a director or executive officer of the Company. There is no arrangement or understanding between Ms. Shirley and any other person pursuant to which she was appointed CFO of the Company. There are no transactions involving Ms. Shirley requiring disclosure under Item 404(a) of Regulation S-K.

Mr. Willis has been serving as the Company’s Chief Operating Officer since September 2019 and CFO since January 2022. He also served as the Company’s CFO from July 2016 until December 2020.

Mr. Willis does not have any family relationships with any director, officer or person nominated or chosen by the Company to become a director or executive officer of the Company. There is no arrangement or understanding between Mr. Willis and any other person pursuant to which he was appointed President of the Company. There are no transactions involving Mr. Willis requiring disclosure under Item 404(a) of Regulation S-K.

Item 7.01 Regulation FD.

The Company issued a press release in connection with the announcement of the leadership updates described above, a copy of which is furnished herewith as Exhibit 99.2.

All of the information included in this Item 7.01 the accompanying exhibit is being furnished and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be incorporated by reference in any filing under the Securities Act of 1933, as amended or the Exchange Act, regardless of any general incorporation language in such filings, unless expressly incorporated by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits

Exhibit Number	Description
99.1	Press release reporting financial results for the year ended December 31, 2022, issued by European Wax Center, Inc. on March 9, 2023.
99.2	Press release announcing leadership updates issued by European Wax Center, Inc. on March 9, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

EUROPEAN WAX CENTER, INC.

Date: March 9, 2023	By:	/s/ GAVIN M. O'CONNOR
Name: Gavin M. O'Connor
Title: Chief Legal Officer, Chief Human Resources Officer and Corporate Secretary